                             LOAN AGREEMENT


   THIS LOAN AGREEMENT dated as of August 29, 1997, by and between CASINO RESOURCE CORPORATION, a Minnesota corporation (the "COMPANY"), CASINO BUILDING CORPORATION, a Minnesota corporation ("CBC") and LYLE BERMAN FAMILY GENERAL PARTNERSHIP, a Minnesota family general partnership ("BFP").

                               RECITALS:

   A. The Company has requested that BFP lend the Company the principal amount of Eight Hundred Thousand and 00/100 Dollars ($800,000.00) for operating capital purposes.

   B. BFP has agreed to lend such money on the terms and subject to the conditions set forth herein.

   C. The rights and obligations of the Company and BFP relating to the transaction contemplated in this Agreement are fully contained in this Agreement, a note executed by the Company (the "NOTE"), a mutual release agreement by and between the Company, BFP and CBC and a stock pledge agreement between the Company and BFP (the "STOCK PLEDGE AGREEMENT"), all of even date herewith, and collectively referred to as the "LOAN DOCUMENTS".

                              AGREEMENT:

   NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   SECTION 1. TERMS. The terms of lending upon which the parties have agreed are as follows:

   1.01 LOAN. BFP agrees to lend to the Company and the Company agrees to borrow from BFP the sum of Eight Hundred Thousand and 00/100 Dollars ($800,000.00) (the "Loan") upon the terms and subject to the conditions of this Agreement and as contained in the Note.

   1.02 INTEREST; REPAYMENT. Interest on the unpaid principal balance of the Note from time to time outstanding (computed on the basis of actual days elapsed and a year of 365 days) shall accrue and be payable at the rate stated therein. The Company shall pay interest only payments on a monthly basis for the period commencing on the date hereof and terminating on the first annual anniversary of the opening date of the Company's casino located in Sousse, Tunisia. Monthly installments of interest are due and payable within ten (10) days of the beginning of each calendar month. Such interest shall equal the greater of twenty percent (20%) per annum or five percent (5%) of the Casino's gross gaming win for its first year of operation, calculated as follows (computed on the basis of the actual number of days elapsed in a year of 365 days): (i) from the date hereof until the opening of the Company's casino located in Sousse, Tunisia (the "CASINO") at the rate of twenty percent (20%) per annum; and (ii) from the date of opening of the Casino and thereafter on a monthly basis, at the higher of an amount equal to twenty percent (20%) per annum or an amount equal to the equivalent of five percent (5%) of the gross amount of the Casino's monthly gaming win for the month in which interest is being calculated; and (iii) following the end of the Casino's first year of operation, a determination shall be made as to whether the actual interest payable to BFP under subsections (i) and (ii) equal or exceed five percent (5%) of the Casino's gross gaming win for such one (1) year period; if such amounts payable under subsections (i) and (ii) are less than five percent (5%) of such annual gross gaming win, then the difference shall be paid to BFP within sixty (60) days following the end of such first year of operations.

   1.03 COLLATERAL AND PLEDGE. This Agreement and the Note are secured by a pledge by the Company of all the issued and outstanding common stock of CBC pursuant to the terms of the Stock Pledge Agreement. The sole asset of CBC, the 154-room hotel located in Hinckley, Minnesota, and related furniture, fixtures and equipment, are subject to a mortgage dated as of April 1, 1994, in the original principal amount of Three Million Three Hundred Thousand Dollars ($3,300,000.00), the current outstanding principal balance of which is Two Million Five Hundred Forty Thousand Eighty and 00/100 Dollars ($2,540,080.00), in favor of Miller & Schroeder Investments Corporation, as mortgagee, a One Hundred Thousand and 00/100 Dollar ($100,000.00) line of credit agreement in favor of Rural American Bank-Hinckley, and CBC will not incur any other indebtedness, except accounts payable, leasehold financing and accruals incurred in the ordinary course of business.

   1.04 REPLACEMENT COLLATERAL. The Company may, at any time during the term of this Agreement, choose to substitute $800,000.00 pursuant to the terms of the Stock Pledge Agreement, as replacement collateral for the collateral as described in Section 1.03. In the event the Company chooses this option, BFP shall promptly execute a release of all interest in the CBC common stock under the Stock Pledge Agreement.

   1.05 PAYMENTS. All payments by the Company of principal and of interest on the Note, and all fees, expenses, and other obligations under this Agreement payable to BFP shall be made in immediately available funds on the dates called for under this Agreement at Grand Casinos, Inc., c/o Kenneth W. Brimmer, 130 Cheshire Lane, Minnetonka, MN 55305 or such other location as BFP may require. If any payment of principal or of interest on the Note or any fee payable hereunder becomes due and payable on a day which is not a business day (any day when federal banks are not open for business), such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in the computation of any interest on such principal payment.

   1.06 USE OF PROCEEDS. The proceeds under the Note shall be used by the Company for operating capital for the Company.

   SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND CBC. The Company and CBC represent, warrant and covenant to BFP that:

   2.01 ACCURACY OF INFORMATION. All information, certificates or statements given to BFP pursuant to this Agreement and the other Loan Documents will be true and complete when given.

   2.02 ORGANIZATION AND AUTHORITY. The Company and CBC are validly existing corporations in good standing under the laws of its state of Minnesota, and each has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. The execution, delivery and performance of this Agreement and the other Loan Documents (i) are within the Company's power;
(ii) have been duly authorized by proper corporate action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which the Company is bound. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

   2.03 EXISTENCE; BUSINESS ACTIVITIES; ASSETS. Subject to Section 1.04 of this Agreement, CBC will (i) preserve its corporate existence, rights and franchises; (ii) carry on its business activities in substantially the manner such activities are conducted as of the date of this Agreement; (iii) not liquidate, dissolve, merge or consolidate with or into another entity; and
(iv) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

   2.04 COMPLIANCE WITH LAWS. CBC has complied with all laws applicable to its business and its properties, and has all permits, licenses and approvals required by such laws.

   2.05 RESTRICTION ON INDEBTEDNESS. CBC will not create, incur, assume or have outstanding any indebtedness for borrowed money (excluding its current line of credit of One Hundred Thousand and 00/100 ($100,000.00) with Rural American Bank-Hinckley) except (i) any indebtedness owing to BFP, (ii) any other indebtedness outstanding on the date hereof, and disclosed to BFP prior to the date hereof, provided that such other indebtedness shall not be renewed, extended or increased, and (iii) accounts payable, leasehold financing and accruals incurred in the ordinary course of business.

   2.06 RESTRICTION ON CONTINGENT LIABILITIES. CBC will not guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar matters in the ordinary course of business.

   2.07 INSURANCE. CBC will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses with similar operations, and as is satisfactory to BFP, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers' compensation insurance; and designate BFP as mortgagee and loss payee with related endorsements on any casualty policies and take such other action as BFP may reasonably request to ensure that BFP will receive the insurance proceeds on BFP's collateral.

   2.08 TAXES AND OTHER LIABILITIES. CBC will pay and discharge, when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

   2.09 NOTIFICATION TO BFP. CBC shall, within five (5) days of the receipt of notification of the commencement of a foreclosure proceeding against the hotel described in Section 3.01(b) hereof, notify BFP in writing of the existence of a foreclosure proceeding.

   2.10 NAME; LOCATIONS; TAX IDENTIFICATION NUMBER; SUBSIDIARIES. During their existence, the Company since (1993) and CBC have done business solely under their respective corporate names as set forth herein and under such trade names and such other corporate names as disclosed to BFP in writing before this Agreement is signed and delivered. The address of the Company's and CBC's chief executive offices and principal places of business and their respective federal tax identification numbers are set forth below their respective signatures to this Agreement. Neither the Company nor CBC has any subsidiaries except as set forth in Attachment 2.10 hereto.

   2.11 FINANCIAL CONDITION; NO ADVERSE CHANGE. Before this Agreement was signed and delivered, the Company and CBC delivered to BFP certain of their unaudited financial statements. Those statements fairly present the Company's and CBC's financial condition as the dates indicated therein and were prepared in accordance with generally-accepted accounting principles. Since the date of such financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Company and CBC.

   2.12 REPORTING REQUIREMENTS. The Company and CBC will deliver to BFP each of the following, in form and substance acceptable to BFP:

         (a) as soon as available and in any event within ten (10) days after the end of each month, a statement of the gross gaming win at the Casino, certified as correct by an officer of the Company;

         (b) as soon as available and in any event within thirty (30) days after the end of each month, an unaudited/internal balance sheet and statement of income and retained earnings of each of the Company and CBC as at the end of and for such month and for the year to date period then ended, prepared in accordance with GAAP (except for the inclusion of footnotes), subject to year-end audit adjustments, and certified as correct by an officer of the Company or CBC, as applicable; and

         (c) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Company or CBC or which seek a monetary recovery against the Company or CBC in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00).

   2.13 INSPECTION. Upon BFP's request, the Company and CBC will permit any agent or accountant for BFP to audit, review, make extracts from or copy any and all records of CBC and to inspect CBC's hotel, at all times during ordinary business hours.

   2.14 NO LIENS. CBC will keep all its assets free and clear of all security interests, liens and encumbrances except the security interests existing on the date hereof and disclosed in writing to BFP and other security interests approved by BFP in writing.

   2.15 NO SALE OR TRANSFER OF SHARES OF COMPANY AND CBC. Other than this transaction, the Company will not sell, transfer, pledge, or grant a security interest in, any shares of stock of CBC.

   2.16 NO ISSUANCE OF CBC STOCK. The Company and CBC will each cause CBC not to issue additional stock that is not pledged by the Company pursuant to the Stock Pledge Agreement.

   2.17 PLACE OF BUSINESS; NAME. The Company and CBC will not change the location of their respective chief executive offices or principal places of business without prior written notification to BFP. Neither the Company nor CBC will change its name without prior written notification to BFP.

   SECTION 3.   EVENTS OF DEFAULT AND  REMEDIES.

   3.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (an "EVENT OF DEFAULT"):

         (a) The Company shall fail to make within ten (10) business days after the same becomes due, whether by acceleration or otherwise (i) any payment of principal on the Note or (ii) any payment of interest on the Note or (iii) any fee or other amount required to be paid to BFP pursuant to this Agreement; or

         (b) The commencement of any foreclosure action against the 154-room hotel located in Hinckley, Minnesota, which is owned by CBC and which foreclosure action is not discharged within forty-five (45) days.

   3.02 REMEDIES. If any Event of Default shall occur and is not cured by the Company within the time required herein, then BFP may, in addition to exercising any and all other remedies it may have, declare the outstanding principal of the Note, the accrued interest thereon, and all other obligations of the Company to BFP under this Agreement, to be forthwith due and payable, whereupon the Note, all accrued interest thereon and all such obligations shall immediately become due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding. In the event of the commencement of a foreclosure action against the hotel described in Section 3.01(b) hereof, BFP is hereby granted the right to cure any such default, in the event the Company fails to do so, which gave rise to such foreclosure proceeding and otherwise take such action to settle the foreclosure proceeding. Any amounts advanced by BFP in connection with curing a default, including BFP's expenses and reasonable attorneys' fees, shall be secured by the Stock Pledge Agreement and shall accrue interest at the rate of interest as provided in Section 1.02 of this Agreement.

   SECTION 4.   MISCELLANEOUS.

   4.01 DELAY; CUMULATIVE REMEDIES. No delay on the part of BFP in exercising any right, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which BFP would otherwise have.

   4.02 SUCCESSORS. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents shall extend to BFP and to its successors and assigns, shall be binding upon the Company and its successors and assigns and shall be applicable hereto and to all renewals and/or extensions hereof; provided, however, that notwithstanding the foregoing, the Company shall not be entitled to assign any of its rights or obligations under this Agreement or any other document or instrument related hereto without the prior written consent of BFP, which consent shall not unreasonably be withheld.

   4.03 NOTICES. Although any notice required to be given hereunder or under any of the other Loan Documents might be accomplished by other means, notice will always be deemed given when placed in the United States Mail, with postage prepaid, or sent by overnight delivery service, or sent by telex or facsimile, in each case to the address set forth below or as amended:

   If to Company:        Casino Resource Corporation
                         707 Bienville Blvd.
                         Ocean Springs, MS 39564
                         Attn:  Mr. John J. Pilger

   with a copy to:       Doherty, Rumble & Butler, P.A.
                         3500 Fifth Street Towers
                         150 South Fifth Street
                         Minneapolis, MN 55402-4235
                         Attn:  Mr. Girard P. Miller

   If to BFP:            Lyle Berman Family General Partnership
                         Grand Casinos, Inc.
                         130 Cheshire Lane
                         Minnetonka, MN 55305
                         Attn:  Mr. Kenneth W. Brimmer

   with a copy to:       Maslon Edelman Borman & Brand, LLP
                         3300 Norwest Center
                         90 South Seventh Street
                         Minneapolis, Minnesota 55402
                         Attn:  Mr. Neil I. Sell


   4.04 APPLICABLE LAW AND JURISDICTION; INTERPRETATION; JOINT LIABILITY. This Agreement and all other Loan Documents shall be governed by and interpreted in accordance with the laws of the state of Minnesota, except to the extent superseded by Federal law. Invalidity any provision of this Agreement shall not affect the validity of any other provision. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN HENNEPIN COUNTY, MINNESOTA OR FEDERAL JURISDICTION WHERE BFP'S OFFICE WHICH IS DESIGNATED IN THE NOTE AS THE PLACE FOR PAYMENT IS LOCATED (OR, IN THE ABSENCE OF SUCH DESIGNATION, BFP'S MAIN OFFICE), AND

WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein shall affect BFP's rights to serve process in any manner permitted by law, or limit BFP's right to bring proceedings against the Company in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only at BFP's offices, and only upon BFP's receipt of the executed originals thereof.

   4.05 COPIES. The Company hereby acknowledges the receipt of copies of this Agreement and all other Loan Documents.

   4.06 EXPENSES AND ATTORNEYS' FEES. The Company will reimburse BFP for all reasonable attorneys' fees and all other costs, fees and out-of-pocket disbursements (including fees and disbursements of counsel) incurred by BFP in connection with the preparation, execution, delivery, defense and enforcement of this Agreement or any of the other Loan Documents, including fees and costs related to any waivers or amendments with respect thereto.

   4.07 MODIFICATIONS. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the consent of the Company; provided, that no amendment, modification, or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by BFP, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

   4.08 WAIVER. Neither any failure nor any delay on the part of BFP in exercising any right, power, or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercises or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances.

   4.09 ENTIRE AGREEMENT. This Agreement and the Loan Documents embody the entire agreement and understanding between BFP and the Company with respect to the loan of $800,000 to the Company set forth herein.

   4.10 CAPTIONS. The captions or headings in this Agreement are for convenience only and in no way define, limit, or describe the scope or intent of any provision of this Agreement.

   4.11 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as of the signature thereto were upon the same instrument.

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

   4.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibitions or unenforceability without invalidating the remaining provisions hereof.

   4.13 TIME OF ESSENCE. Time is of the essence of this Agreement and every provision hereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth in the first paragraph.


                                                LYLE BERMAN FAMILY GENERAL
                                                PARTNERSHIP

                                                By
                                                  -----------------------------
                                                Its
                                                   ----------------------------

                                                   ----------------------------

                                                                "BFP"


                                                CASINO RESOURCE CORPORATION


                                                By
                                                  -----------------------------
                                                        John J. Pilger
                                                        Its President

                                                707 Bienville Boulevard
                                                Ocean Springs, MS  39564

                                                TID Number:  41-0950482

                                                             "COMPANY"

                                                CASINO BUILDING CORPORATION


                                                By
                                                  -----------------------------
                                                        John J. Pilger
                                                        Its President

                                                707 Bienville Boulevard
                                                Ocean Springs, MS  39564

                                                TID Number:  39-1761547

                                                             "CBC"

                                  ATTACHMENT 2.10


   LIST OF SUBSIDIARIES OF CASINO RESOURCE CORPORATION


         CRC of Branson, Inc.
         Country Tonite Enterprises, Inc.
         Casino Building Corporation
         CRC of Tennessee, Inc.
         CRC Palace, Inc.
         Recreation Property Consultants, Inc.
         Casino Entertainment Corporation of America
         Country Tonite Theatre, LLC
         CRC of Tunisia, S.A.





   LIST OF SUBSIDIARIES OF CASINO BUILDING CORPORATION


                           None



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